UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): April 11, 2011

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

At the end of September 30, 2010, the Company's balance sheet has a goodwill account of $4,791,676 arising from the acquisition of Beijing Ren Ren Health Culture Promotion Limited ("BRR") to undertake the advertising and promotion program in China.

The Company has continuously been trying to raise the minimum funding to roll out the BRR program but with very limited success in the past few years. The Company intends to defocus from the BRR advertising platform but instead to focus on other businesses opportunities that require less capital and start up financial requirement to enable the Group to build its business operations. The Company has not given up the BRR advertising platform but will not actively seek for further business development and funding required to launch the BRR program. The Company intends to focus on other businesses that could develop faster with the Group's limited resources.

Accordingly, the Company has determined to write off the entire Goodwill relating to the BRR program of US$4,791,676 in the accounts of the Company as at December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	CHINA MEDIA GROUP CORPORATION
By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President